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                                                                   Exhibit 10.16

                              [LETTERHEAD OF KPMG]

28 January 2002


CONTRACT No 689

KPMG Moldova S.R.L. (the "Company"), represented by its Director Mrs. Irina Buchatsky, acting under the authority of its Charter and License No. 380-99, issued by the Ministry of Finance of the Republic of Moldova, and Asconi S.R.L. (the "Client"), represented by its General Director Mr. Constantin Jitaru, acting under the authority of its Charter, collectively referred to as "Parties" and individually as "Party", agreed to enter into the following Contract on the following terms:

1    SUBJECT OF THE CONTRACT

1.1 The Company shall provide advisory services to the Client on preparation of the quarterly consolidated financial statements of the Client for the three quarters ending 31 March, 30 June and 30 September 2002 in accordance with US GAAP.

1.2 The Company shall render advisory services to the Client on preparation of the annual consolidated financial statements of the Client for the year ending 31 December 2002 in accordance with US GAAP.

1.3 The Company shall render internal audit services to the Client during 2002 including but not limited to the execution of following specific tasks:

..    Participation in two complete counts of inventory and fixed assets of the
     Client;

..    Conducting two reviews of accounts receivable and accounts payable of the
     Client;

..    Conducting ongoing reviews of internal controls in place at the Client's structural units in accordance with the work schedule agreed with the Client;

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KPMG                                                            Contract No. 689
Page 2 of 7                                                      28 January 2002

..    Conducting operating reviews and developing recommendations on various aspects of the Client's activities such as management accounting and reporting, information technologies, etc. as requested by the Client;

..    Issuing reports upon completion of each task, Reports on agreed-upon procedures on inventory, fixed assets, accounts receivable and accounts payable will list factual findings. Reports on internal controls reviews will be directed at improving the existing controls or establishing controls where deemed necessary to ensure achievement of the Client's business objectives. Reports on operating reviews will be directed at improving effectiveness and efficiency of the Client's operations.

1.4 The services specified in Clauses 1.1, 1.2, 1.3 are collectively referred to hereinafter as the "Assignment".

2    OBLIGATIONS AND RIGHTS OF THE PARTIES

2.1 The Company commits itself to perform the Assignment In a timely and professional manner. The Company is responsible for performing the assignment in a technically sufficient manner. Depending on circumstances, the Company professionals will be engaged in one to two week fieldwork activities every month during the duration of the Contract.

2.2 The Client shall create optimal working conditions for the Company's employees involved in the performance of the Assignment, including:

..    Provision of office space for work;

..    Provision, at the Company's first request, of all the documents necessary for the performance of the Assignment;

..    Allowing the Company to perform all the procedures that the Company deems necessary for the performance of the Assignment in accordance with this Contract.

2.3 The Client may examine the reports prepared by the Company as a result of the Assignment.

2.4 The Client is responsible for the accuracy and completeness of all information (oral or written), including its primary accounting documents, contracts, constitutive documents, which it or its officers, employees or agents provide to the Company. In this regard, the Company shall not be held responsible for any false or incomplete information provided by the Client or its officers, employees or agents, nor shall the Company have responsibility to verify such information. If the Client does not have a proper accounting system, the Company shall not be required to create or restore this system.

2.5 The Client commits itself to provide the Company with the complete list of information necessary to be prepared for the Assignment (PBC-list) in conformity with the deadlines agreed between the Parties. Such list shall be provided by the Company before commencement of the Assignment or the specific task making part of the Assignment.

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KPMG                                                            Contract No. 689
Page 3 of 7                                                      28 January 2002

2.6 The Client agrees to pay for the provided services in accordance with the terms of the present contract. In case the Client is not able to provide completely and timely the documentation specified in paragraphs 2.5, this may cause an increase in the fee and delay in presentation of reports.

2.7 All correspondence, reports and other written communications under this Contract shall be produced by the Company in English or Romanian.

2.8 The Company shall not disclose any information received from the Client in connection with the performance of the Assignment to any third party without the prior written consent of the Client. This confidentiality obligation extends to all directors, partners, employees and agents of the Company and all information in any form (whether oral, written or electronically stored).

The foregoing obligation shall not apply to any information which:

..    Is required by law, regulation or legal process to be disclosed;

..    Is a matter of public knowledge;

..    Becomes public by publication or otherwise through no fault of the Company;

..    Was acquired by the Company lawfully from others who did not obtain it in circumstances which gave rise to any obligations of confidentiality;

..    Was in the possession of the Company prior to the conclusion of this
     Contract.

2.9 The Client will not make available the Company's reports (issued pursuant to this Contract) in any form to any party other than the Client's officers and shareholders without the prior written consent of the Company. The Client will not make any reference to the Company's services provided to the Client in any form to any party without the prior written consent of the Company.

2.10 This Contract shall not be understood to limit the Company's right to work for any other person or organization that is engaged in work or functions similar to the Client. The Company shall apply the highest conflict of interest standards to this and other engagements.

2.11 The Company shall not be responsible for untimely performance of its obligations hereunder if the Client fails to duly perform its obligations hereunder.

3    PAYMENT TERMS

3.1 The Client shall pay the Company for the Assignment a fee of sixty-five thousand United States Dollars (US$ 65,000), exclusive of any applicable VAT. The above fee is based on the following assumptions:

..    The Client has an adequate accounting system;





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KPMG                                                            Contract No. 689
Page 4 of 7                                                      28 January 2002

..    The consolidation schedules are prepared properly and timely and are available to the Company during the Assignment;

..    The PBC-list (prepared by the Client) is prepared correctly and completely;

..    Other Information necessary to perform the internal audit-related tasks is provided in full and on a timely basis;

..    The Company has full physical and logistical access to the structural units of the Client.

3.2 The Client shall pay the above fee in twelve (12) equal installments each month during 2002.

3.3 If this Contract is terminated by the Client or by agreement of the Parties, the Client shall pay the Company the part of the fee set forth in clause 3.1 above, which is proportional to the volume of work performed by the Company up to date, as well as all expenses incurred by the Company up to date.

3.4 If this Contract is cancelled by the Company in accordance with clauses 4.3 or 4.4 hereof, the Client shall pay the Company the part of the fee set forth in clause 3.1 above, which is proportional to the volume of work performed by the Company up to date, as well as all expenses incurred by the Company up to date.

3.5 In case the Assignment is postponed or suspended by the Client due to the fact that the Client is not able to provide the Company with the information necessary for performing the Assignment or other reasons, the Client shall pay the Company the part of the fee set forth in clause 3.1 above, which is proportional to the volume of work performed by the Company up to date, as well as all expenses incurred by the Company up to date.

3.6 In case termination of this Contract by the Client or by agreement of the Parties, all amounts paid by the Client to the Company in advance shall be applied to the amounts due to the Company from the Client, and the remaining amount shall be returned to the Client within fifteen (15) days from the date of cancellation or termination.

3.7 The Company will send the invoice to the Client by facsimile at the facsimile number set out for the Client herein (or such other number as may be indicated by the Client in accordance with this clause), either delivered to the Client by hand or sent by registered post or express courier service addressed to the Client at the address set out for the Client herein (or such other address as may be designated by the Client in the manner provided for in this clause). The invoice shall be deemed received by the Client at the time of delivery (if delivered by hand) or within ten (10) days of posting (if sent by registered post) or within five (5) days from date of delivery to the express courier (if sent by express courier service).

3.8 Payments by the Client under this Contract shall be made in Moldovan Lei, at the exchange rate of the National Bank of Moldova on the date of such payment, by bank transfer to the current account of the Company indicated on the Company's invoice.

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KPMG                                                            Contract No. 689
Page 5 of 7                                                      28 January 2002

3.9 In the event that any withholding from payments provided for in this Contract is required under the law of any jurisdiction (except for Moldovan law), the amount of these payments from the Client to the Company shall be increased by the amount necessary for the Company to receive the net balance of the invoice prepared by the Company.

3.10 All payments under this Contract are due upon receipt of invoices. Invoices that are not paid in full within fifteen (15) days of the date of the receipt of the invoice by the Client are charged a late fee of twenty five percent (25%) per annum on the outstanding balance.

3.11 The payments due to the Company under this Contract are only those payments mentioned in this Contract.

4    TERMINATION OF THE CONTRACT

4.1 The present Contract shall be valid until all obligations hereunder are performed in full. The obligation of the Company provided for in clause 2.8 above shall apply during the entire period of this Contract and for two years thereafter.

4.2  Each Party may terminate this Contract by giving the other Party fifteen
(15) working days prior written notice.

4.3 In the event that a Party fails to perform its obligations hereunder, the other Party may terminate this Contract by giving the other Party three (3) working days prior written notice.

4.4 If the Company needs to withdraw from the Assignment due to fact that the reputation of the Client becomes such that the Company can (in a reasonable way) no longer be expected to associate its name with the Client, the Company may cancel this Contract immediately by giving the other Party written notice.

5    INDEMNIFICATION

5.1 The Client agrees to indemnify and hold the Company harmless from all losses, damages, claims, or liabilities to which the Company may become subject under laws of any jurisdictions, common law or otherwise, in connection with the Company's oral or written reports and other communications made to the Client under this Contract. The Company shall not be indemnified to the extent of such losses, damages, claims, or liabilities resulting from bad faith or gross negligence (where the Client is not itself liable for gross negligence or bad faith) in performing the Assignment.

5.2 In the event the Company is under a legal obligation pursuant to subpoena or other legal process to produce the Company's documents relating to the Services performed for the Client under this Contract in judicial or administrative proceedings to which KPMG is not a party, the Client shall reimburse the Company at standard billing rates for its professional time and expense, including reasonable attorney's fees, incurred in responding to such requests.

5.3 The Client shall not contact with the intent to hire or in fact hire (directly or through its affiliated parties) employees of the Company assigned as personnel to this Contract except

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KPMG                                                            Contract No. 689
Page 6 of 7                                                     28 Janurary 2002

through the Company during the period of this Contract and within twelve months after its termination. In the event of breach of this clause, the Client shall reimburse the Company's expenses related to the training of the relevant employee(s) and/or his/her preparation for and taking qualification exams.

6    FORCE MAJEURE

The Parties are free from their responsibility for failure to perform their obligations under this Contract. If such failure was caused by a force majeure situation, including military action, blockade, earthquake and the actions of state bodies.

7    DISPUTES

7.1 All disputes concerning this Contract shall be settled in accordance with the legislation of the Republic of Moldova by the economic courts of the Republic of Moldova.

7.2 The prevailing Party in any legal proceedings as outlined in Article 7.1 above shall be entitled to all reasonable judicial expenses (including attorney's fees) incurred as a result of such proceedings.

8    ADDITIONAL TERMS

8.1 This Contract supersedes any prior oral or written agreements with respect to the Assignment to be provided by the Company.

8.2 Any and all changes or additions to this Contract shall be valid only if executed in written form and signed by authorized representatives of each Party.

8.3 In the event that any provision of this Contract is held invalid for any reason the remaining provisions shall not be affected in any way and shall remain in full force.

8.4 No Party may transfer or assign its rights and obligations under this Contract to any third party without the prior written consent of the other Party.

8.5 Any notice or communication sent or made by a Party in accordance with this Contract shall be deemed validly served if sent by facsimile at the facsimile number set out for the addressee herein (or such other number as may be indicated by the addressee in accordance with this clause) and either delivered to the addressee by hand or sent by registered post or express courier service addressed to the addressee at the address set out for, the addressee herein (or such other address as may be designated by the addressee in accordance with this clause). The notice or communication shall be deemed received by the addressee at the time of delivery (if delivered by hand) or within ten (10) days of posting (if sent by registered post) or within five (5) days from date of delivery to the express courier (if sent by express courier service).

8.6 This Contract has been executed in two copies in English and Romanian language (each copy having legal validity by itself): one to the Company and the second to the Client. In the



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KPMG                                                            Contract No. 689
Page 7 of 7                                                      28 January 2002

event of any discrepancies between the two versions of this Contract the English version shall prevail.

8.7   The present Contract shall enter into effect when signed by both Parties.

9     LEGAL ADDRESSES OF THE PARTIES

COMPANY                                  CLIENT
KPMG Moldova S.R.L.                      Asconi S.R.L.
202 Stefan cel Mare Ave.                 6, Zamfir Arbore St.
MD 2004 Chisinau                         MD-2005 Chisinau
Republic of Moldova                      Republic of Moldova
Phone:  +373 (2) 580580                  Phone:  + 373 (2) 29 28 91
Fax:  +373 (2) 540499                    Fax:  + 373 (2) 29 26 90
Fiscal code 415283
Bank information:
SWIFT, VICBMD2X
280101701
RCA "Victoriabank" or Chisinau
222400100104444


/s/ Irina Buchatsky                      /s/ Constantin Jitaru
----------------------------------       ------------------------------------
Irina Buchatsky                          Constantin Jitaru
Director                                 General Director